                                                                  Exhibit (10.1)

                        DEFERRED COMPENSATION AGREEMENT

          THIS AGREEMENT is made this 15th day of August, 1996, between SHARED MEDICAL SYSTEMS CORPORATION (the "Company") and TERRY A. PITTS ("Employee"), who is a member of a select group of management or highly compensated employees within the meaning of section 201(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

          The parties hereto, intending to be legally bound, agree as follows:

     1.   Grantor Trust; Deferred Compensation Account.
          --------------------------------------------

          The Company has established an irrevocable grantor trust (the "Trust") within the meaning of section 671 of the Internal Revenue Code of 1986, as amended (the "Code"), pursuant to a trust agreement (the "Trust Agreement") executed on March 29, 1996 with a trustee selected by the Company (the "Trustee"). Concurrent with the execution of this Agreement, the Company will contribute to the Trust 6,000 newly-issued shares of Company Common Stock ("Original Shares") by delivery of such Original Shares to the Trustee.

          The Trustee shall, on behalf of the Company, hold a deferred compensation account for Employee (the "Deferred Compensation Account" or the "Account"). The Account shall have three sub-accounts, Stock Account No.1, Stock Account No.2, and a Cash Account. The Trustee shall hold 3,600 of the Original Shares in Stock Account No.1. Any stock dividends, stock splits, and other non-cash distributions received on such shares shall be held in Stock Account No.1. The Trustee shall hold the remaining 2,400 of the Original Shares in Stock Account No.2. Any stock dividends, stock splits, and other non-cash distributions received on such shares shall be held in Stock Account No.2. Any cash dividends received on the Original Shares shall be held in the Cash Account and shall be invested in accordance with investment guidelines established by the Company. All accounts shall be reduced for distributions made under the terms of this Agreement.

          Notwithstanding the foregoing, the Trust assets shall be treated as assets of the Company and shall remain, in the event the Company becomes Insolvent (as such term is defined in Section 5(a)(i) of the Trust Agreement) subject to the claims of the Insolvency Creditors (within the meaning of Section 5(a)(ii) of the Trust Agreement) of the Company. Employee shall not have any property interest in the assets held in the Trust. Employee shall have only the rights of an unsecured creditor against the Company for any distribution due under this Agreement, and this Agreement shall constitute a mere promise by the Company to make such distributions in the future. It is the intention of the parties that the Agreement be unfunded for Federal income tax purposes and for purposes of Title I of ERISA.

     2.   Entitlement to Benefits - Stock Account No.1.
          --------------------------------------------

          (a)   Vesting.
                -------

                If Employee is continuously employed by the Company from the date hereof until September 30, 2001 (the "Vesting Date"), he shall be entitled to receive and shall have distributed to him the balance in Stock Account No.1 at the time and in the manner provided in Exhibit A-1.

          (b)   Termination Before Vesting.
                --------------------------

                If Employee's employment with the Company is terminated for any reason prior to the Vesting Date, Employee shall not be entitled to receive any amount in Stock Account No.1, and no such distributions shall be made to Employee, except under the following circumstances:

                (i)    Disability.
                       ----------

                       If Employee's employment with the Company is terminated as a result of his permanent disability prior to the Vesting Date, Employee shall be entitled to receive and shall have distributed to him the balance in Stock Account No.1, at the time and in the manner provided in Exhibit A-1. Employee shall be deemed "permanently disabled," only if he can no longer perform the duties of his position, as determined by the Management and Compensation Committee of the Company's Board of Directors, in his or their sole discretion.

                (ii)   Death.
                       -----

                       If Employee's employment with the Company is terminated prior to the Vesting Date as a result of Employee's death, Employee's beneficiary designated pursuant to Section 6(b) below shall be entitled to receive within 30 days of Employee's death and shall have distributed to him or her the balance in Stock Account No.1, in a lump sum.

                (iii)  Discharge For Other Than Cause.
                       ------------------------------

                       Except as otherwise provided in Section 2(b)(iv) below, if Employee's employment with the Company is terminated prior to the Vesting Date as a result of his discharge by the Company for any reason other than "cause", the balance in Stock Account No.1 shall be reduced to the balance in Stock Account No.1 as of his date of termination multiplied by a fraction (the "1st Adjustment Fraction"), the numerator of which shall be the number of full months Employee worked for the Company after the date hereof, and the denominator of which shall be 58. The balances in Stock Account No.1, as reduced, shall be distributed to Employee, at the time and in the manner provided in Exhibit A-1.

                       As used herein, the term "cause" shall mean Employee's
          (A) dishonest or illegal conduct, (B) conduct contrary to the best interests of the Company, (C) insubordination, incompetence, misconduct, or neglect of his duties, or (D) willful violation of any express direction of the senior management or the Board of Directors of the Company, as determined by the Management and Compensation Committee of the Company's Board of Directors, in his or their sole discretion.

                (iv)   Change in Control.
                       -----------------

                       (A)  Acceleration of Stock Account No.1.
                            ----------------------------------

                            If, prior to the Vesting Date, (aa) there is a
                "Change in Control" of the Company, (bb) the Chief Executive Officer of the Company immediately prior to the Change in Control is replaced, and (cc) within 3 months subsequent thereto Employee is discharged by the Company or Employee resigns because his place of work is changed such that his commute would be increased by 50 miles or more or his responsibilities or his aggregate compensation is reduced, Employee shall be entitled to receive and shall have distributed to him the balance in Stock Account No.1, at the time and in the manner provided in Exhibit A-1.

                       (B)  Definition.
                            ----------

                            As used herein, the term "Change in Control" shall
                mean the acquisition by any person (other than the Company or any affiliate or associate of the Company), as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 40% or more of the combined voting power of the Company's then outstanding securities, or the approval by the stockholders of the Company of (aa) any merger or consolidation where stockholders of the Company immediately prior to the merger or consolidation do not immediately thereafter hold more than 50% of the combined voting power of the surviving company's then outstanding securities, (bb) a liquidation or dissolution of the Company, or (cc) a sale of all or substantially all of the Company's assets.

     3.   Entitlement to Benefits - Stock Account No.2.  It is currently
          --------------------------------------------
anticipated that Employee will leave the employment of the Company on or shortly after the Vesting Date and that Employee may return to the Company's employment after a 2 to 4 year leave of absence. The pro rata vesting provisions set forth below are designed so that Employee will be entitled to 100% of the balance in Stock Account No.2 if he takes a 2 year leave of absence during the period between September 30, 2001 and September 30, 2005 and continues to work for the Company until June 30, 2009.

          (a)   Vesting.
                -------

                If Employee (i) is continuously employed by the Company from the date hereof until September 30, 2001, and (ii) is employed by the Company at any time during the period from the Vesting Date until June 30, 2009 (the "2nd Vesting Period"), Employee shall be entitled to receive and shall have distributed to him all or a portion of the balance in Stock Account No.2 determined as follows. If Employee is entitled to benefits pursuant to this subsection (a), except as provided in subsection (b) below, prior to its distribution the balance in Stock Account No.2 shall be reduced to the balance in Stock Account No.2 as of the latest date of Employee's employment by the Company during the 2nd Vesting Period multiplied by a fraction (the "2nd Adjustment

     Fraction"), the numerator of which shall be the number of full months Employee was employed by the Company during the 2nd Vesting Period, and the denominator of which shall be 69. The balances in Stock Account No.2, as reduced, shall be distributed to Employee, at the time and in the manner provided in Exhibit A-2.

          (b)   Termination of Vesting.
                ----------------------

                Notwithstanding the foregoing, if Employee voluntarily leaves the employment of the Company (i) prior to September 30, 2005 and does not return to such employment by September 30, 2005, or (ii) on or after September 30, 2005, or (iii) more than once during the 2nd Vesting Period, then prior to its distribution the balance in Stock Account No.2 shall be reduced to the balances in Stock Account No.2 as of the latest date of Employee's employment with the Company prior to such leave of employment, multiplied by the 2nd Adjustment Fraction. (Any months during which Employee is employed by the Company after returning from any such leave of employment described in clauses (i), (ii) or (iii) above shall not be included in the numerator of the 2nd Adjustment Fraction.)

     4.   Entitlement to Benefits - Cash Account.
          --------------------------------------

          If Employee is entitled to receive any benefits under Sections 2 or 3 above, he shall also be entitled to receive, and shall have distributed to him, the portion of the Cash Account determined as provided in the next sentence, at the time and in the manner set forth in Exhibit A-3. At such time as a final determination can be made as to Employee's entitlement to benefits under Sections 2 and 3 above, the balance in the Cash Account shall be reduced to the balance in the Cash Account as of such date multiplied by a fraction (the "Entitlement Fraction"), the numerator of which shall be the total number of the Original Shares to which Employee is entitled pursuant to Sections 2 and 3 above, and the denominator of which shall be 6,000 (the total number of Original Shares).

     5.   Forfeiture of Benefits.
          ----------------------

          Notwithstanding the foregoing, if at any time after the date hereof, Employee, without the express written consent of the Company, manages, operates, or controls, or becomes an officer, director or employee of, or consultant to, any business or enterprise determined by the Company to be engaged in the manufacture, distribution or marketing of any product, or the provision of any service, substantially similar to or in competition with any product or service offered by the Company, Employee shall forfeit all rights to receive any benefits under this Agreement, and no distributions under this Agreement shall be made to Employee, or continued to be made, as the case may be.

     6.   Acceleration of Payments.
          ------------------------

          Notwithstanding any other provision of this Agreement or the Trust Agreement, if the Company's independent public accountants determine, based on a change in the tax or revenue laws of the United States of America, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury or his delegate, a final decision by a court of competent jurisdiction involving Employee, or a closing agreement involving Employee made under section 7121 of the Code that is approved by the Commissioner, that Employee has recognized or will recognize income for Federal income tax purposes with respect to benefits that are or will be payable to Employee hereunder, before they otherwise would be paid to Employee, the Company shall discuss with Employee appropriate measures to eliminate a negative economic impact on Employee, including if approved by the Company, an immediate distribution by the Trustee from the Trust to Employee or Beneficiary of the amount so taxable.

     7.   Beneficiaries.
          -------------

          (a)   Death of Employee Entitled to Benefits.
                --------------------------------------

                If Employee dies after becoming entitled to benefits hereunder the portion of the balances in Stock Account No.1, Stock Account No.2 and the Cash Account to which Employee was entitled at the time of his death shall, within 30 days of Employee's death, be distributed in a lump sum to Employee's beneficiary designated pursuant to Section 7(b) below.

          (b)   Beneficiary Designation.
                -----------------------

                Employee shall have the right to designate a beneficiary or beneficiaries to receive any benefits hereunder which may be distributed upon Employee's death. Employee shall have the right to change any beneficiaries so designated, provided, however, that a change of a beneficiary designation will be effective only if made in a manner acceptable to the Company. If Employee fails to designate a beneficiary or if no designated beneficiary survives Employee, his estate shall be his beneficiary.

     8.   Claims and Appeals Procedure.
          ----------------------------

          The Company has provided to Employee a copy of the Claims and Appeals procedures which will be followed under this Agreement and which are incorporated herein by reference.

     9.    Non-alienation.
           --------------

           No benefits under this Agreement shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, or encumbrance, and any attempt to do so shall be void and unenforceable. Such benefits shall not be subject to or liable for the debts, contracts, liabilities, engagements, or torts of Employee or his beneficiary or beneficiaries.

     10.  Investment Purposes.
          -------------------

          Unless the Company has theretofore notified Employee that a registration statement covering Shares deposited with the Trustee has become effective under the Securities Act of 1933 and the Company has not thereafter notified Employee that such registration is no longer effective, it shall be a condition of this Agreement that any Shares to be distributed to Employee hereunder shall be acquired for investment and not with a view to distribution in violation of the Securities Act of 1933 (or of any rules or regulations promulgated thereunder), and Employee hereby agrees to submit to the Company a certificate of such investment intent, together with such other evidence supporting the same as the Company may request. The Company shall be entitled to restrict the transferability of any Shares distributed hereunder to the extent necessary to avoid a risk of violations of the Securities Act of 1933 (or of any rules or regulations promulgated thereunder) or of any state laws or regulation. Such restrictions may, at the option of the Company, be noted or set forth in full on the Share certificates.

     11.  Amendment or Termination of Agreement.
          -------------------------------------

          This Agreement may be amended or terminated upon the mutual agreement of Company, by resolution of the Management and Compensation Committee of its Board of Directors adopted at a duly held meeting of said Committee or by unanimous written consent of said Committee, and Employee.

     12.  Authority to Interpret Agreement Vested in Company.
          --------------------------------------------------

          The Company shall have full power and authority to interpret, construe, administer and make factual determinations with respect to this Agreement, and the interpretation and construction thereof, and actions thereunder, including any valuation of the Deferred Compensation Account, or any decisions regarding the amount or recipient of any distribution to be made therefrom, shall be binding and conclusive on all persons for all purposes. The Company shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Agreement unless attributable to its own willful misconduct or lack of good faith.

     13.  No Contract of Employment.
          -------------------------

          Nothing contained herein shall be construed as conferring upon Employee the right to continue in the employ of the Company.

     14.  Right to Withhold.
          -----------------

          The Company and the Trustee shall have the right to withhold from all distributions under the Agreement any Federal, state, or local taxes required by law to be withheld with respect to such distributions.

     15.  Governing Law.
          -------------

          This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania to the extent not preempted by federal law.

     16.  Agreement Binding.
          -----------------

          This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and Employee and his heirs, executors, administrators and legal representatives.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

ATTEST:                         SHARED MEDICAL SYSTEMS CORPORATION

[SEAL]


/s/ Bonnie L. Shuman            By: /s/ Terrence W. Kyle
----------------------             --------------------------------
Assistant Secretary                Name:  Terrence W. Kyle
                                   Title: Vice President of Finance
WITNESS:


/s/ John P. Dougherty           /s/ Terry A. Pitts
----------------------          -----------------------------------
                                Terry A. Pitts

                                  Exhibit A-1


I.  Distribution of Benefits - Stock Account No.1.
    ----------------------------------------------

    (a)  Timing of Distributions.
         ------------------------

         Distributions pursuant to Section 2(a) shall be made in 20 annual installment payments, commencing on a date no later than 30 days after June 30, 2009, or if Employee is then employed by the Company, the date of the termination of Employee's employment occurring on or after June 30, 2009. Distributions pursuant to Sections 2(b)(i), 2(b)(iii), and 2(b)(iv) shall be made in 20 annual installment payments, commencing on a date no later than 30 days after June 30, 2009. Annual installments shall be distributed on the anniversary of the first such distribution.

    (b) Amount of Distributions Under Sections 2(a), 2(b)(i) and 2(b)(iv).
        ------------------------------------------------------------------

        For each installment payment made pursuant to Sections 2(a), 2(b)(i) and 2(b)(iv), Employee shall receive an amount (payable in Shares, or with respect to non-cash assets other than Company stock, in kind) equal to the percentage of the 3,600 Original Shares in Stock Account No.1 (and the stock dividends, stock splits and other non-cash distributions deemed received on such Original Shares) as indicated for the installment under II below. Fractional Shares shall be disregarded in computing the amount of distributions hereunder. All applicable taxes shall be withheld from distributions under the Agreement.

    (c)  Amount of Distributions under Section 2(b)(iii).
         ------------------------------------------------

         For each installment payment made pursuant to Section 2(b)(iii), Employee shall receive an amount (payable in Shares, or with respect to non-cash assets other than Company stock, in kind)) equal to the percentage of the Original Shares then remaining in Stock Account No.1, as provided in Section 2(b)(iii) (and the stock dividends, stock splits and other non-cash distributions received on such remaining Original Shares) indicated for the installment under II below. Fractional Shares shall be disregarded in computing the amount of distributions hereunder. All applicable taxes shall be withheld from distributions under the Agreement.

II.  Distribution Schedule.
     ----------------------

                     Percentage of Original Shares
                     (and other assets in Stock Account)
     Installment     Distributed

       #1               7.8%
       #2               7.4%
       #3               6.9%
       #4               6.5%
       #5               6.2%
       #6               5.8%
       #7               5.5%
       #8               5.2%
       #9               5.0%
       #10              4.8%
       #11              4.6%
       #12              4.4%
       #13              4.3%
       #14              4.1%
       #15              3.9%
       #16              3.8%
       #17              3.6%
       #18              3.5%
       #19              3.4%
       #20              3.3%
                        ----
             Total:     100%

                                   Exhibit A-2

I.  Distribution of Benefits - Stock Account No.2.
    ----------------------------------------------

    (a)  Timing of Distributions.
         ------------------------

         Distributions pursuant to Section 3 shall be made in 20 annual installment payments on the same dates as the installment payments made pursuant to Section 2(a) as provided in Exhibit A-1.

    (b) Amount of Distributions Under Section 3.
        ----------------------------------------

        For each installment payment made pursuant to Section 3, Employee shall receive an amount (payable in Shares, or with respect to non-cash assets other than Company stock, in kind)) equal to the percentage of the Original Shares then remaining in Stock Account No.2, as reduced as provided in Section 3(a) or 3(b), (and the stock dividends, stock splits and other non-cash distributions received on such remaining Original Shares) indicated for the installment under
Section II of Exhibit A-1 above. Fractional Shares shall be disregarded in computing the amount of distributions hereunder. All applicable taxes shall be withheld from distributions under the Agreement.

                                   Exhibit A-3

I.  Distribution of Benefits - Cash Account.
    ---------------------------------------

    (a)  Timing of Distributions.
         -----------------------

         Distributions pursuant to Section 4 shall be made in 20 annual installment payments on the same dates as the installment payments are made from Stock Account No.1 are made under Exhibit A-1.

    (b) Amount of Distributions Under Section 3.
        ---------------------------------------

        For each installment payment made pursuant to Section 4, Employee shall receive cash in an amount equal to (aa) $11,700 multiplied by (bb) the Entitlement Fraction. In the event that the amount of cash to be distributed in an installment exceeds the current balance in the Cash Account on the date of such distribution, then the amount of the cash distribution shall be limited to the balance in Cash Account on such date. In the event that the balance in the Cash Account on the date of the last installment is greater than the amount of cash determined pursuant to the first sentence of this paragraph, then the entire balance in the Cash Account shall be distributed with such last installment.